Exhibit 99.1

Blueprint Medicines Announces Pricing of Public Offering of Shares of Common Stock

CAMBRIDGE, Mass., March 28, 2019 — Blueprint Medicines Corporation (NASDAQ: BPMC), a precision therapy company focused on genomically defined cancers, rare diseases and cancer immunotherapy, today announced the pricing of an underwritten public offering of 4,054,054 shares of its common stock at a public offering price of $74.00 per share, before underwriting discounts and commissions. In addition, Blueprint Medicines has granted the underwriters a 30-day option to purchase up to an additional 608,108 shares of its common stock at the public offering price, less underwriting discounts and commissions. All shares of common stock were offered by Blueprint Medicines.

Goldman Sachs & Co. LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering. Guggenheim Securities, LLC and Wedbush Securities Inc. are acting as co-lead managers for the offering. The offering is expected to close on or about April 2, 2019, subject to the satisfaction of customary closing conditions.

A registration statement on Form S-3 (File No. 333-216573) relating to these securities has been previously filed with the Securities and Exchange Commission (SEC) and has become effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and forms a part of the effective registration statement. A copy of the final prospectus supplement relating to the offering will be filed with the SEC and may be obtained, when available, from Goldman Sachs & Co. LLC by mail at Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, by fax at (212) 902-9316, or by email at prospectus-ny@ny.email.gs.com, or from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by telephone at (631) 274-2806, or by fax at (631) 254-7140.

About Blueprint Medicines

Blueprint Medicines is a precision therapy company striving to improve human health. With a focus on genomically defined cancers, rare diseases and cancer immunotherapy, we are developing transformational medicines rooted in our leading expertise in protein kinases, which are proven drivers of disease. Our uniquely targeted, scalable approach empowers the rapid design and development of new treatments and increases the likelihood of clinical success. Blueprint Medicines is currently advancing four investigational medicines in clinical development, along with multiple research programs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Blueprint Medicines’ anticipated public offering; future expectations, plans and prospects for Blueprint Medicines and the timing of these events; and Blueprint Medicines’ strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 26, 2019, the prospectus supplement related to the public offering and other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Media and Investor Relations Contact

Jim Baker

617-844-8236

jbaker@blueprintmedicines.com